                                                       Exhibit 10.22


--------------------------------------------------------------------------------

                         SWIFT TRANSPORTATION CO., INC.,
                             an Arizona corporation

                                       and

                         SWIFT TRANSPORTATION CO., INC.
                              a Nevada corporation


     $100,000,000 3.73% Senior Guaranteed Notes, Series A, Due June 27, 2008 $100,000,000 4.33% Senior Guaranteed Notes, Series B, Due June 27, 2010


                                 --------------

                             NOTE PURCHASE AGREEMENT

                                  -------------


                            Dated as of June 27, 2003


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                               HEADING                                                                     PAGE

SECTION 1.              AUTHORIZATION OF NOTES................................................................      1


SECTION 2.              SALE AND PURCHASE OF NOTES; GUARANTIES................................................      2

       Section 2.1.     Sale and Purchase of Notes............................................................      2
       Section 2.2.     Guaranties............................................................................      2

SECTION 3.              CLOSING...............................................................................      2


SECTION 4.              CONDITIONS TO CLOSING.................................................................      3

       Section 4.1.     Representations and Warranties........................................................      3
       Section 4.2.     Performance; No Default...............................................................      3
       Section 4.3.     Compliance Certificates...............................................................      3
       Section 4.4.     Constituent Company Guaranty..........................................................      4
       Section 4.5.     Opinions of Counsel...................................................................      4
       Section 4.6.     Purchase Permitted By Applicable Law, Etc.............................................      4
       Section 4.7.     Sale of Other Notes...................................................................      4
       Section 4.8.     Payment of Special Counsel Fees.......................................................      4
       Section 4.9.     Private Placement Numbers.............................................................      5
       Section 4.10.    Changes in Corporate Structure........................................................      5
       Section 4.11.    Funding Instructions..................................................................      5
       Section 4.12.    Proceedings and Documents.............................................................      5

SECTION 5.              REPRESENTATIONS AND WARRANTIES........................................................      5

       Section 5.1.     Representations and Warranties of the Parent Corporation..............................      5
       Section 5.1.1.   Organization; Power and Authority.....................................................      5
       Section 5.1.2.   Authorization, Etc....................................................................      5
       Section 5.1.3.   Disclosure............................................................................      6
       Section 5.1.4.   Organization and Ownership of Shares of Subsidiaries; Affiliates......................      6
       Section 5.1.5.   Financial Statements..................................................................      7
       Section 5.1.6.   Compliance with Laws, Other Instruments, Etc..........................................      7
       Section 5.1.7.   Governmental Authorizations, Etc......................................................      7
       Section 5.1.8.   Litigation; Observance of Agreements, Statutes and Orders.............................      7
       Section 5.1.9.   Taxes.................................................................................      8
       Section 5.1.10.      Title to Property; Leases.........................................................      8
       Section 5.1.11.      Licenses, Permits, Etc............................................................      8
       Section 5.1.12.      Compliance with ERISA.............................................................      9
       Section 5.1.13.      Private Offering by the Parent Corporation........................................     10

       Section 5.1.14.      Use of Proceeds; Margin Regulations...............................................     10
       Section 5.1.15.      Existing Debt; Future Liens.......................................................     10
       Section 5.1.16.      Foreign Assets Control Regulations, Etc...........................................     11
       Section 5.1.17.      Status under Certain Statutes.....................................................     11
       Section 5.1.18.      Obligations Rank Pari Passu.......................................................     11
       Section 5.2.     Representations and Warranties of the Company.........................................     12
       Section 5.2.1.   Organization; Power and Authority.....................................................     12
       Section 5.2.2.   Authorization, Etc....................................................................     12
       Section 5.2.3.   Compliance with Laws, Other Instruments, Etc..........................................     12
       Section 5.2.4.   Governmental Authorizations, Etc......................................................     13
       Section 5.2.5.   Litigation; Observance of Agreements, Statutes and Orders.............................     13
       Section 5.2.6.   Taxes.................................................................................     13
       Section 5.2.7.   Title to Property; Leases.............................................................     13
       Section 5.2.8.   Licenses, Permits, Etc................................................................     14
       Section 5.2.9.   Private Offering by the Company.......................................................     14
       Section 5.2.10.      Use of Proceeds; Margin Regulations...............................................     14
       Section 5.2.11.      Obligations Rank Pari Passu.......................................................     14
       Section 5.2.12.      Solvency..........................................................................     15

SECTION 6.              REPRESENTATIONS OF THE PURCHASER......................................................     15

       Section 6.1.     Purchase for Investment...............................................................     15
       Section 6.2.     Source of Funds.......................................................................     15

SECTION 7.              INFORMATION AS TO THE PARENT CORPORATION..............................................     16

       Section 7.1.     Financial and Business Information....................................................     16
       Section 7.2.     Officer's Certificate.................................................................     18
       Section 7.3.     Inspection............................................................................     19

SECTION 8.              PREPAYMENT OF THE NOTES...............................................................     19

       Section 8.1.     No Required Prepayments...............................................................     19
       Section 8.2.     Optional Prepayments with Make-Whole Amount...........................................     20
       Section 8.3.     Allocation of Partial Prepayments.....................................................     20
       Section 8.4.     Maturity; Surrender, Etc..............................................................     20
       Section 8.5.     Purchase of Notes.....................................................................     20
       Section 8.6.     Make-Whole Amount.....................................................................     21

SECTION 9.              AFFIRMATIVE COVENANTS.................................................................     22

       Section 9.1.     Affirmative Covenants of the Parent Corporation.......................................     22
       Section 9.1.1.   Compliance with Law...................................................................     22
       Section 9.1.2.   Insurance.............................................................................     22
       Section 9.1.3.   Maintenance of Properties.............................................................     23
       Section 9.1.4.   Payment of Taxes and Claims...........................................................     23
       Section 9.1.5.   Corporate Existence, Etc..............................................................     23
       Section 9.1.6.   [Reserved.]...........................................................................     23

       Section 9.1.7.   Parent Guaranty to Rank Pari Passu....................................................     23
       Section 9.1.8.   Guaranty by Additional Constituent Company Guarantors.................................     24
       Section 9.1.9.   Ownership.............................................................................     24
       Section 9.1.10.      Agreement to Seek Amendments......................................................     24
       Section 9.2.     Affirmative Covenants of the Company..................................................     24
       Section 9.2.1.   Compliance with Law...................................................................     24
       Section 9.2.2.   Insurance.............................................................................     25
       Section 9.2.3.   Maintenance of Properties.............................................................     25
       Section 9.2.4.   Payment of Taxes and Claims...........................................................     25
       Section 9.2.5.   Corporate Existence, Etc..............................................................     25
       Section 9.2.6.   Notes to Rank Pari Passu..............................................................     26

SECTION 10.             NEGATIVE COVENANTS....................................................................     26

       Section 10.1.    Consolidated Total Debt...............................................................     26
       Section 10.2.    Priority Debt.........................................................................     26
       Section 10.3.    Fixed Charges Coverage Ratio..........................................................     26
       Section 10.4.    Consolidated Tangible Net Worth.......................................................     26
       Section 10.5.    Limitation on Liens...................................................................     26
       Section 10.6.    Mergers, Consolidations and Sales of Assets...........................................     29
       Section 10.7.    Transactions with Affiliates..........................................................     33
       Section 10.8.    Restrictive Agreements................................................................     33
       Section 10.9.    Changes to Jurisdiction of Incorporation, Fiscal Year.................................     33
       Section 10.10.       Nature of Business................................................................     33

SECTION 11.             PARENT GUARANTY.......................................................................     33

       Section 11.1.    Parent Guaranty.......................................................................     33
       Section 11.2.    Obligations Absolute and Unconditional................................................     34
       Section 11.3.    Subrogation...........................................................................     38
       Section 11.4.    Preference............................................................................     38
       Section 11.5.    Marshalling...........................................................................     39
       Section 11.6.    Subordination.........................................................................     39

SECTION 12.             EVENTS OF DEFAULT.....................................................................     39

SECTION 13.             REMEDIES ON DEFAULT, ETC..............................................................     42

       Section 13.1.    Acceleration..........................................................................     42
       Section 13.2.    Other Remedies........................................................................     42
       Section 13.3.    Rescission............................................................................     42
       Section 13.4.    No Waivers or Election of Remedies, Expenses, Etc.....................................     43

SECTION 14.             REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................................     43

       Section 14.1.    Registration of Notes.................................................................     43
       Section 14.2.    Transfer and Exchange of Notes........................................................     43
       Section 14.3.    Replacement of Notes..................................................................     44

SECTION 15.             PAYMENTS ON NOTES.....................................................................     44

       Section 15.1.    Place of Payment......................................................................     44
       Section 15.2.    Home Office Payment...................................................................     44

SECTION 16.             EXPENSES, ETC.........................................................................     45

       Section 16.1.    Transaction Expenses..................................................................     45
       Section 16.2.    Survival..............................................................................     45

SECTION 17.             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........................     45

SECTION 18.             AMENDMENT AND WAIVER..................................................................     46

       Section 18.1.    Requirements..........................................................................     46
       Section 18.2.    Solicitation of Holders of Notes......................................................     46
       Section 18.3.    Binding Effect, Etc...................................................................     47
       Section 18.4.    Notes Held by Company, Etc............................................................     47

SECTION 19.             NOTICES...............................................................................     47

SECTION 20.             REPRODUCTION OF DOCUMENTS.............................................................     48

SECTION 21.             CONFIDENTIAL INFORMATION..............................................................     48

SECTION 22.             SUBSTITUTION OF PURCHASER.............................................................     49

SECTION 23.             MISCELLANEOUS.........................................................................     49

       Section 23.1.    Successors and Assigns................................................................     49
       Section 23.2.    Payments Due on Non-Business Days.....................................................     49
       Section 23.3.    Severability..........................................................................     50
       Section 23.4.    Construction..........................................................................     50
       Section 23.5.    Counterparts..........................................................................     50
       Section 23.6.    Governing Law.........................................................................     50
       Section 23.7.    Submission to Jurisdiction............................................................     50

Signature.....................................................................................................     51

SCHEDULE A        --   Information Relating To Purchasers

SCHEDULE B        --   Defined Terms

SCHEDULE 4.10     --   Changes in Corporate Structure

SCHEDULE 5.1.3    --   Disclosure Materials

SCHEDULE 5.1.4    --   Subsidiaries of the Company and Ownership of Subsidiary
                       Stock

SCHEDULE 5.1.5    --   Financial Statements

SCHEDULE 5.1.8    --   Certain Litigation

SCHEDULE 5.1.11   --   Licenses, Permits, etc.

SCHEDULE 5.1.14   --   Use of Proceeds

SCHEDULE 5.1.15   --   Existing Debt

EXHIBIT 1-A       --   Form of 3.73% Senior Guaranteed Note, Series A, due June
                       27, 2008

EXHIBIT 1-B       --   Form of 4.33% Senior Guaranteed Note, Series B, due June
                       27, 2010

EXHIBIT 4.5(a)    --   Form of Opinion of Special Counsel for the Parent
                       Corporation and the Company

EXHIBIT 4.5(b)    --   Form of Opinion of Special Counsel for the Purchasers

                         SWIFT TRANSPORTATION CO., INC.,
                             an Arizona corporation
                         SWIFT TRANSPORTATION CO., INC.,
                              a Nevada corporation

                                2200 75TH AVENUE
                             PHOENIX, ARIZONA 85043

                          -----------------------------


     $100,000,000 3.73% Senior Guaranteed Notes, Series A, Due June 27, 2008 $100,000,000 4.33% Senior Guaranteed Notes, Series B, Due June 27, 2010



                                                       Dated as of June 27, 2003


TO THE PURCHASERS LISTED IN
  THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

      SWIFT TRANSPORTATION CO., INC., an Arizona corporation (the "Company"), and Swift Transportation Co., Inc., a Nevada corporation (the "Parent Corporation"), hereby jointly and severally agree with the Purchasers listed in the attached SCHEDULE A (the "Purchasers") to this Note Purchase Agreement (as amended or supplemented from time to time, this "Agreement") as follows:

SECTION 1. AUTHORIZATION OF NOTES.

      The Company will authorize the issue and sale of:

            (a) $100,000,000 aggregate principal amount of its 3.73% Senior Guaranteed Notes, Series A, due June 27, 2008 (the "Series A Notes"); and

            (b) $100,000,000 aggregate principal amount of its 4.33% Senior Guaranteed Notes, Series B, due June 27, 2010 (the "Series B Notes").

The term "Notes" as used in this Agreement shall include the Series A Notes and the Series B Notes, and any such notes issued in substitution therefor pursuant to SECTION 14 of this Agreement. The Notes shall be substantially in the form set out in EXHIBIT 1-A and EXHIBIT 1-B, respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B;

references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES; GUARANTIES.

      Section 2.1. Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in SECTION 3, Notes in the principal amount and of the series specified opposite such Purchaser's name in SCHEDULE A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and no Purchaser shall have any obligation or liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

      Section 2.2. Guaranties. (a) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by the Parent Corporation pursuant to the guaranty set forth in SECTION 11 of this Agreement in favor of the holders of the Notes (the "Parent Guaranty").

      (b) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by each Constituent Company which guarantees Debt outstanding under the Credit Agreement (together with any additional Constituent Company which delivers a guaranty pursuant to SECTION 9.1.8, the "Constituent Company Guarantors") pursuant to a Constituent Company Guaranty in form and substance reasonably satisfactory to the Purchasers.

SECTION 3. CLOSING.

      The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 a.m. Chicago time, at a closing (the "Closing") on June 27, 2003 or on such other Business Day thereafter on or prior to June 30, 2003 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for credit to the account of the Company, to account number 1536-5531-0032, at US Bank in Portland, Oregon, ABA Number 123 000220, referencing Swift Transportation Co., Inc., all as more fully provided in the written instructions delivered by the Company to the Purchasers pursuant to SECTION 4.11. If, at the Closing, the Company shall fail to tender such Notes to any Purchaser as provided above in this SECTION 3, or any of the conditions specified in SECTION 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

      The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

      Section 4.1. Representations and Warranties.

      (a) The representations and warranties of each of the Parent Corporation and the Company in this Agreement shall be correct when made and at the time of the Closing.

      (b) The representations and warranties of each Constituent Company Guarantor in the Constituent Company Guaranty shall be correct when made and at the time of the Closing.

      Section 4.2. Performance; No Default. Each of the Parent Corporation and the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Parent Corporation or the Company, as the case may be, prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by SCHEDULE 5.1.14), no Default or Event of Default shall have occurred and be continuing. Neither the Parent Corporation nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by SECTION 10 hereof had such Section applied since such date.

      Section 4.3. Compliance Certificates.

      (a) Parent Corporation Officer's Certificate. The Parent Corporation shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in SECTIONS 4.1(A), 4.2 and
4.10 in respect of the Parent Corporation have been fulfilled.

      (b) Company Officer's Certificate. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in SECTIONS 4.1(A), 4.2 and 4.10 in respect of the Company have been fulfilled.

      (c) Constituent Company Guarantors' Officer's Certificates. Each Constituent Company Guarantor shall have delivered to such Purchaser a certificate of an authorized officer, dated the date of the Closing, certifying that the condition specified in SECTION 4.1(B) in respect of such Constituent Company Guarantor has been fulfilled.

      (d) Parent Corporation Secretary's Certificate. The Parent Corporation shall have delivered to such Purchaser a certificate certifying as to the resolutions of the Parent Corporation attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement by the Parent Corporation.

      (e) Company Secretary's Certificate. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions of the Company attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement by the Company.

      (f) Constituent Company Guarantors' Secretary's Certificates. Each Constituent Company Guarantor shall have delivered to such Purchaser a certificate certifying as to the resolutions of such Constituent Company Guarantor attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Constituent Company Guaranty by such Constituent Company Guarantor.

      Section 4.4. Constituent Company Guaranty. The Constituent Company Guaranty shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and such Purchaser shall have received a true, correct and complete copy thereof.

      Section 4.5. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Snell & Wilmer L.L.P., counsel for the Parent Corporation and the Company, covering the matters set forth in EXHIBIT 4.5(A) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser) and (b) from Chapman and Cutler, such Purchaser's special counsel in connection with such transactions, substantially in the form set forth in EXHIBIT 4.5(B) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

      Section 4.6. Purchase Permitted By Applicable Law, Etc. On the date of the Closing, each purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System), and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

      Section 4.7. Sale of Other Notes. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the date of Closing pursuant to this Agreement.

      Section 4.8. Payment of Special Counsel Fees. Without limiting the provisions of SECTION 16.1, the Company shall have paid, on or before the Closing, the fees, charges and disbursements of the Purchasers' special counsel referred to in SECTION 4.5 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

      Section 4.9. Private Placement Numbers. Private Placement Numbers issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Series A Notes and the Series B Notes.

      Section 4.10. Changes in Corporate Structure. Except as set forth in
SCHEDULE 4.10, neither the Parent Corporation nor the Company shall have changed its jurisdiction of incorporation or been a party to any consolidation or merger and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in SCHEDULE 5.1.5.

      Section 4.11. Funding Instructions. At least three Business Days prior to the date of the Closing, such Purchaser shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank's ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited, and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.

      Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser's special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

      Section 5.1. Representations and Warranties of the Parent Corporation. The Parent Corporation represents and warrants to each Purchaser that:

      Section 5.1.1. Organization; Power and Authority. The Parent Corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent Corporation has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof.

      Section 5.1.2. Authorization, Etc. This Agreement has been duly authorized by all necessary corporate action on the part of the Parent Corporation, and this Agreement constitutes a legal, valid and binding obligation of the Parent Corporation enforceable against the Parent Corporation in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 5.1.3. Disclosure. The Parent Corporation, through its agent, SunTrust Capital Markets, Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated May, 2003 (including the filings made by the Parent Corporation with the Securities and Exchange Commission incorporated therein by reference, the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Parent Corporation and its Subsidiaries. Except as disclosed in SCHEDULE 5.1.3, this Agreement, the Memorandum, the documents, certificates and other writings delivered to each Purchaser by or on behalf of the Parent Corporation in connection with the transactions contemplated hereby and the financial statements listed in SCHEDULE 5.1.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum, since December 31, 2002, there has been no change in the financial condition, operations, business, properties or prospects of the Parent Corporation or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Parent Corporation or the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to each Purchaser by or on behalf of the Parent Corporation specifically for use in connection with the transactions contemplated hereby.

      Section 5.1.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) SCHEDULE 5.1.4 contains (except as noted therein) complete and correct lists of (i) the Parent Corporation's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent Corporation and each other Subsidiary,
(ii) the Parent Corporation's Affiliates, other than Subsidiaries, and (iii) the Parent Corporation's directors and senior officers.

      (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in SCHEDULE 5.1.4 as being owned by the Parent Corporation and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Parent Corporation or another Subsidiary free and clear of any Lien (except as otherwise disclosed in SCHEDULE 5.1.4).

      (c) Each Subsidiary identified in SCHEDULE 5.1.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

      (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the Credit Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent Corporation or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

      Section 5.1.5. Financial Statements. The Parent Corporation has delivered to each Purchaser copies of the financial statements of the Parent Corporation and its Subsidiaries listed on SCHEDULE 5.1.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent Corporation and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

      Section 5.1.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Parent Corporation of this Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent Corporation or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Parent Corporation or any Subsidiary is bound or by which the Parent Corporation or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent Corporation or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent Corporation or any Subsidiary.

      Section 5.1.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Parent Corporation of this Agreement.

      Section 5.1.8. Litigation; Observance of Agreements, Statutes and Orders.
(a) There are no actions, suits or proceedings pending or, to the knowledge of the Parent Corporation, threatened against or affecting the Parent Corporation or any Subsidiary or any property of the Parent Corporation or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (b) Neither the Parent Corporation nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      Section 5.1.9. Taxes. The Parent Corporation and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent Corporation or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Parent Corporation knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent Corporation and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Parent Corporation and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1998.

      Section 5.1.10. Title to Property; Leases. The Parent Corporation and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in SECTION 5.1.5 or purported to have been acquired by the Parent Corporation or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

      Section 5.1.11. Licenses, Permits, Etc. Except as disclosed in SCHEDULE 5.1.11,

            (a) the Parent Corporation and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

            (b) to the best knowledge of the Parent Corporation, no product of the Parent Corporation or any of its Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

            (c) to the best knowledge of the Parent Corporation, there is no Material violation by any Person of any right of the Parent Corporation or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Parent Corporation or any of its Subsidiaries.

      Section 5.1.12. Compliance with ERISA. (a) The Parent Corporation and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Parent Corporation nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Parent Corporation or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Corporation or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

      (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $2,000,000 in the case of any single Plan and by more than $5,000,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

      (c) The Parent Corporation and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

      (d) The expected post-retirement benefit obligation (determined as of the last day of the Parent Corporation's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Parent Corporation and its Subsidiaries is not Material.

      (e) Each Non-U.S. Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; neither the Parent Corporation nor any Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Non-U.S. Pension Plan; and the present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Pension Plan, determined as of the end of the Parent Corporation's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Non-U.S. Pension Plan allocable to such benefit liabilities. All contributions required to be made with respect to a Non-U.S. Pension Plan have been timely made.

      (f) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Parent Corporation in the first sentence of this SECTION 5.1.12(F) is made in reliance upon and subject to the accuracy of each Purchaser's representation in SECTION 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

      Section 5.1.13. Private Offering by the Parent Corporation. Neither the Parent Corporation nor anyone acting on its behalf has offered the Notes, the Parent Guaranty or the Constituent Company Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 18 other Institutional Investors, each of which has been offered the Notes, the Parent Guaranty and the Constituent Company Guaranty at a private sale for investment. Neither the Parent Corporation nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the issuance of the Parent Guaranty or the Constituent Company Guaranty to the registration requirements of Section 5 of the Securities Act.

      Section 5.1.14. Use of Proceeds; Margin Regulations. The Parent Corporation and the Company will apply the proceeds of the sale of the Notes as set forth in SCHEDULE 5.1.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Parent Corporation in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Parent Corporation and its Subsidiaries and the Parent Corporation does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

      Section 5.1.15. Existing Debt; Future Liens. (a) SCHEDULE 5.1.15 sets forth a complete and correct list of all outstanding Debt of the Parent Corporation and its Subsidiaries as of May 31, 2003 (except as therein noted), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Parent Corporation or its Subsidiaries. Neither the Parent Corporation nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Parent Corporation or such Subsidiary and no event or condition exists with respect to any Debt of the Parent Corporation or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      (b) Except as disclosed in SCHEDULE 5.1.15, neither the Parent Corporation nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
SECTION 10.5.

      Section 5.1.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, (a) neither the Parent Corporation nor any of its Subsidiaries (i) is a blocked person described in
Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transaction With Persons Who Commit and Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049 (2001)) or (ii) engages in any dealings or transactions, or is otherwise associated, with any such blocked person and (b) the Parent Corporation and its Subsidiaries are in compliance, in all Material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).

      Section 5.1.17. Status under Certain Statutes. Neither the Parent Corporation nor any Subsidiary is an "investment company" registered or required to be registered or subject to regulation under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

      Section 5.1.18. Obligations Rank Pari Passu. The obligations of the Parent Corporation under this Agreement (including the Parent Guaranty) rank at least pari passu in right of payment with all other senior unsecured Debt (actual or contingent) of the Parent Corporation, including, without limitation, all senior unsecured Debt of the Parent Corporation described in SCHEDULE 5.1.15 hereto, except as contemplated in SECTION 9.1.10.

      Section 5.1.19. Environmental Matters. Neither the Parent Corporation nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Parent Corporation or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchasers in writing:

            (a) neither the Parent Corporation nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

            (b) neither the Parent Corporation nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

            (c) all buildings and structures (including, without limitation, fuel storage tanks) on all real properties now owned, leased or operated by the Parent Corporation or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

      Section 5.2. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser that:

      Section 5.2.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

      Section 5.2.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 5.2.3. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary of the Company is bound or by which the Company or any Subsidiary of the Company or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary of the Company or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary of the Company.

      Section 5.2.4. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

      Section 5.2.5. Litigation; Observance of Agreements, Statutes and Orders.
(a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary of the Company or any property of the Company or any Subsidiary of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (b) Neither the Company nor any Subsidiary of the Company is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      Section 5.2.6. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary of the Company, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1998.

      Section 5.2.7. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in SECTION 5.1.5 or purported to have been acquired by the Company or any Subsidiary of the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

      Section 5.2.8. Licenses, Permits, Etc. Except as disclosed in SCHEDULE 5.1.11,

            (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

            (b) to the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

            (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

      Section 5.2.9. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes, the Parent Guaranty or the Constituent Company Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 18 other Institutional Investors, each of which has been offered the Notes, the Parent Guaranty or the Constituent Company Guaranty at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the issuance of the Parent Guaranty or the Constituent Company Guaranty to the registration requirements of Section 5 of the Securities Act.

      Section 5.2.10. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in SCHEDULE 5.1.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

      Section 5.2.11. Obligations Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other senior unsecured Debt (actual or contingent) of the Company, including, without limitation, all senior unsecured Debt of the Company described in SCHEDULE 5.1.15 hereto, except as contemplated in SECTION 9.1.10.

      Section 5.2.12. Solvency. On the date of Closing, after giving effect to the issuance of the Notes and the application of the proceeds thereof, the Company is Solvent.

SECTION 6. REPRESENTATIONS OF THE PURCHASER.

      Section 6.1. Purchase for Investment. Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or such pension or trust funds' property shall at all times be within such Purchaser's or such pension or trust funds' control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

      Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:

            (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement for such Purchaser most recently filed with such Purchaser's state of domicile; or

            (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in either the Company or the Parent Corporation and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

            (d) the Source is a governmental plan; or

            (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

            (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

            (g) the Source is an insurance company separate account maintained solely in connection with the fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any employee benefit plan (or its related trust) and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account.

As used in this SECTION 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO THE PARENT CORPORATION.

      Section 7.1. Financial and Business Information. The Parent Corporation shall deliver to each holder of Notes that is an Institutional Investor:

            (a) Quarterly Statements -- within 50 days after the end of each quarterly fiscal period in each fiscal year of the Parent Corporation (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                  (i) a consolidated balance sheet of the Parent Corporation and its Subsidiaries as at the end of such quarter, and

                  (ii) consolidated statements of earnings, changes in
            stockholders' equity and cash flows of the Parent Corporation and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Parent Corporation's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this SECTION 7.1(A);

            (b) Annual Statements -- within 95 days after the end of each fiscal year of the Parent Corporation, duplicate copies of,

                  (i) a consolidated balance sheet of the Parent Corporation and its Subsidiaries, as at the end of such year, and

                  (ii) consolidated statements of earnings, changes in
            stockholders' equity and cash flows of the Parent Corporation and its Subsidiaries, for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Parent Corporation's Annual Report on Form 10-K for such fiscal year (together with the Parent Corporation's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this SECTION 7.1(B);

            (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Parent Corporation or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Parent Corporation or any Subsidiary with any securities exchange or the Securities and Exchange Commission;

            (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in SECTION 12(F), a written notice specifying the nature and period of existence thereof and what action the Parent Corporation is taking or proposes to take with respect thereto;

            (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent Corporation or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under
            Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent Corporation or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Parent Corporation or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Corporation or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

            (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent Corporation or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

            (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent Corporation or any of its Subsidiaries or relating to the ability of the Parent Corporation or the Company to perform their respective obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

      Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to SECTION 7.1(A) or SECTION 7.1(B) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Parent Corporation was in compliance with the requirements of SECTION 10.1 through SECTION 10.6 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such SECTION, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such SECTIONS, and the calculation of the amount, ratio or percentage then in existence); and

            (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent Corporation and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Parent Corporation or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Parent Corporation shall have taken or proposes to take with respect thereto.

      Section 7.3. Inspection. The Parent Corporation and the Company shall permit the representatives of each holder of Notes that is an Institutional
Investor:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Parent Corporation and the Company, to visit the principal executive office of the Parent Corporation and the Company, to discuss the affairs, finances and accounts of the Parent Corporation and its Subsidiaries with the Parent Corporation's and the Company's officers, and (with the consent of the Parent Corporation, which consent will not be unreasonably withheld) their independent public accountants, and (with the consent of the Parent Corporation, which consent will not be unreasonably withheld) to visit the other offices and properties of the Parent Corporation and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

            (b) Default -- if a Default or Event of Default then exists, at the expense of the Parent Corporation, to visit and inspect any of the offices or properties of the Parent Corporation or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Parent Corporation authorizes said accountants to discuss the affairs, finances and accounts of the Parent Corporation and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PREPAYMENT OF THE NOTES.

      Section 8.1. Required Prepayments. The Company agrees that:

            (a) Series A Notes. There shall be no scheduled principal prepayments in respect of the Series A Notes. On June 27, 2008, the entire principal amount of the

      Series A Notes, together with accrued and unpaid interest thereon, shall become due and payable.

            (b) Series B Notes. There shall be no scheduled principal prepayments in respect of the Series B Notes. On June 27, 2010, the entire principal amount of the Series B Notes, together with accrued and unpaid interest thereon, shall become due and payable.

      Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this SECTION 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with SECTION 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

      Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to SECTION 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

      Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this SECTION 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any

Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

      Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. It is understood by the parties that the determination of Reinvestment Yield, Remaining Average Life and Remaining Scheduled Payments in respect of each Series of Notes will be different and, accordingly, the Make-Whole Amount for each Series of Notes will be different. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to SECTION 8.2 or has become or is declared to be immediately due and payable pursuant to SECTION 13.1, as the context requires.

            "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% per annum over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the term to maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the term to maturity closest to and less than the Remaining Average Life.

            "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to SECTION 8.2 or 13.1.

            "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
      SECTION 8.2 or has become or is declared to be immediately due and payable pursuant to SECTION 13.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

      Section 9.1. Affirmative Covenants of the Parent Corporation. The Parent Corporation covenants that so long as any of the Notes are outstanding:

      Section 9.1.1. Compliance with Law. The Parent Corporation will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and applicable laws in respect of Non-U.S. Pension Plans and all Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 9.1.2. Insurance. The Parent Corporation will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

      Section 9.1.3. Maintenance of Properties. The Parent Corporation will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this SECTION 9.1.3 shall not prevent the Parent Corporation or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent Corporation has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 9.1.4. Payment of Taxes and Claims. The Parent Corporation will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges and levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent Corporation or any Subsidiary; provided that neither the Parent Corporation nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Parent Corporation or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent Corporation or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent Corporation or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

      Section 9.1.5. Corporate Existence, Etc. Subject to SECTION 10.6, the Parent Corporation will at all times preserve and keep in full force and effect its corporate existence and will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Parent Corporation or a Wholly-owned Subsidiary) and all rights and franchises of the Parent Corporation and its Subsidiaries unless, in the good faith judgment of the Parent Corporation, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

      Section 9.1.6. [Reserved.]

      Section 9.1.7. Parent Guaranty to Rank Pari Passu. The obligations of the Parent Corporation under and in respect of the Parent Guaranty are and at all times shall remain a direct and unsecured obligation of the Parent Corporation ranking pari passu as against the assets of the Parent Corporation with all other present and future unsecured Debt (actual or contingent) of the Parent Corporation which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Parent Corporation.

       Section 9.1.8. Guaranty by Additional Constituent Company Guarantors. The Parent Corporation will cause each Constituent Company which delivers a Guaranty to any Person in respect of any Debt of the Parent Corporation or of the Company outstanding under the Credit Agreement (or under any credit facility or other Debt instrument replacing all or part thereof) to concurrently enter into a Constituent Company Guaranty, and within five Business Days thereafter shall deliver to each of the holders of the Notes the following items:

                     (a) an executed counterpart of such Constituent Company
              Guaranty or joinder agreement in respect of an existing Constituent Company Guaranty, as appropriate;

                     (b) a certificate signed by the President, a Vice President or another authorized Responsible Officer of such Constituent Company making representations and warranties to the effect of those contained in SECTIONS 5.1.1, 5.1.2, 5.1.6 and 5.1.7, but with respect to such Constituent Company and such Constituent Company Guaranty, as applicable;

                     (c) such documents and evidence with respect to such
              Constituent Company as any holder of the Notes may reasonably request in order to establish the existence and good standing of such Constituent Company and the authorization of the transactions contemplated by such Constituent Company Guaranty; and

                     (d) an opinion of counsel satisfactory to the Required
              Holders to the effect that such Constituent Company Guaranty has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Constituent Company enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

       Section 9.1.9. Ownership. Subject to SECTION 10.6(A), the Parent Corporation shall at all times own, directly or indirectly, 100% of the issued and outstanding stock of the Company.

      Section 9.1.10. Agreement to Seek Amendments. The Parent Corporation agrees that, on or before November 15, 2005, it shall use its best efforts to effect an amendment to the Credit Agreement and the Guaranties issued in connection therewith, or it shall enter into a renewal or replacement of the Credit Agreement and such Guaranties, which amendment, renewal or replacement eliminates any obligation on the part of the Parent Corporation or any Subsidiary to pay-over to the lenders under the Credit Agreement intercompany advances in preference to payments due to the holders of the Notes under the Notes and the other Note Documents.

       Section 9.2. Affirmative Covenants of the Company. The Company covenants that so long as any of the Notes are outstanding:

       Section 9.2.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and applicable laws in respect of

Non-U.S. Pension Plans and all Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

       Section 9.2.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

       Section 9.2.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this SECTION 9.2.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

       Section 9.2.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges and levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies, and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

       Section 9.2.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to
SECTION 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

       Section 9.2.6. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company.

SECTION 10. NEGATIVE COVENANTS.

       The Parent Corporation covenants that so long as any of the Notes are outstanding:

       Section 10.1. Consolidated Total Debt. The Parent Corporation will not at any time permit Consolidated Total Debt to exceed 55% of Consolidated Total Capitalization determined as of the last day of the immediately preceding fiscal quarter.

       Section 10.2. Priority Debt. The Parent Corporation will not at any time permit Priority Debt to exceed 25% of Consolidated Tangible Net Worth determined as of the last day of the immediately preceding fiscal quarter.

       Section 10.3. Fixed Charges Coverage Ratio. The Parent Corporation will not, as of the last day of any fiscal quarter, permit the ratio of (a) Consolidated EBITDAR for the period consisting of the four consecutive fiscal quarters ending on such date to (b) Consolidated Fixed Charges for such period to be less than 1.50 to 1.0.

       Section 10.4. Consolidated Tangible Net Worth. The Parent Corporation will at all times keep and maintain Consolidated Tangible Net Worth at an amount not less than the sum of (a) $600,000,000, plus (b) an aggregate amount equal to 50% of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter commencing with the fiscal quarter ending June 30, 2003, plus (c) 100% of the amount by which "total stockholders' equity" of the Parent Corporation is increased as a result of any public or private offering of common stock of the Parent Corporation after the date of Closing.

       Section 10.5. Limitation on Liens. The Parent Corporation will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets (including, without limitation, Intercompany Obligations and instruments evidencing the same), whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                     (a) Liens for taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics, workmen, carriers and materialmen; provided that payment thereof is not at the time required by SECTION 9.1.4 or SECTION 9.2.4;

                     (b) Liens of or resulting from any judgment or award, the
              time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Parent Corporation or a Subsidiary shall at all times in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                     (c) Liens incidental to the conduct of business or the
              ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance, social security and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens), Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds (including pledges, deposits and other security arrangements, together with related letters of credit and performance and indemnity bonds) or other Liens of like general nature, and the retained interest of landlords in connection with property leased by the Parent Corporation or any of its Subsidiaries, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                     (d) minor survey exceptions or minor encumbrances,
              easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Parent Corporation and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Parent Corporation and its Subsidiaries, taken as a whole;

                     (e) Liens attaching to Receivables sold or pledged by the
              Parent Corporation or a Subsidiary in connection with any Securitization Transaction, provided that the Debt incurred in connection with such Securitization Transaction shall be permitted within the applicable provisions of this Agreement (including, without limitation, under SECTIONS 10.1 and 10.2 hereof);

                     (f) Liens existing as of the date of the Closing and
              described on SCHEDULE 5.1.15 hereto;

                     (g) Liens created or incurred after the date of the Closing given to secure the payment of the purchase price incurred in connection with the acquisition or purchase or the cost of construction of property or of assets useful and intended to be used in carrying on the business of the Parent Corporation or a Subsidiary, whether or not such existing Liens were given to secure the payment of the acquisition or purchase price or cost of construction, as the case may be, of the property or assets to which they attach; provided that (i) the Lien shall attach solely to the property or assets acquired, purchased or constructed, (ii) such Lien shall have been created or incurred within 90 days of the date of acquisition or purchase or completion of construction, as the case may be, (iii) at the time of acquisition or purchase or of completion of construction of such property or assets, the aggregate amount remaining unpaid on all Debt secured by Liens on such property or assets, whether or not assumed by the Parent Corporation or a Subsidiary, shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition or purchase (as determined in good faith by the Board of Directors of the Parent Corporation) or the cost of construction on the date of completion thereof, and (iv) at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist (including, without limitation, under SECTIONS
              10.1 and 10.2 hereof);

                     (h) any Lien existing on property or assets of a
              corporation at the time such corporation is consolidated with or merged into the Parent Corporation or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property or assets acquired by the Parent Corporation or any Subsidiary at the time such property or assets are so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) each such Lien shall extend solely to the property or assets so acquired, (ii) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property and (iii) at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist (including, without limitation, under SECTIONS 10.1 and 10.2 hereof);

                     (i) any extension, renewal or refunding of any Lien
              permitted by the preceding clauses (f), (g) or (h) of this SECTION
              10.5 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Debt secured thereby; provided that (i) such extension, renewal or refunding of Debt shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (ii) such Lien shall attach solely to the same such property, and (iii) at the time of such extension, renewal or refunding and after giving effect thereto, no Default or Event of Default would exist (including, without limitation, under SECTIONS
              10.1 and 10.2 hereof); and

                     (j) Liens created or incurred after the date of the Closing given to secure Debt of the Parent Corporation or any Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (i) hereof; provided that at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist (including, without limitation, under SECTIONS
              10.1 and 10.2 hereof).

For the purposes of this SECTION 10.5, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Debt secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

        Section 10.6. Mergers, Consolidations and Sales of Assets. (a) The Parent Corporation will not, and will not permit any Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

              (i) any Subsidiary may consolidate or merge with or into the Parent Corporation or any Wholly-owned Subsidiary so long as:

                     (1) in any consolidation or merger involving the Parent
              Corporation, the Parent Corporation shall be the surviving or continuing corporation and, if such consolidation or merger involves the Company, the due and punctual performance and observation of all of the covenants in this Agreement and the Notes to be performed or observed by the Company are expressly assumed in writing by the Parent Corporation (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders) and the Parent Corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Parent Corporation enforceable in accordance with its terms;

                     (2) in any consolidation or merger involving the Company
              (and not the Parent Corporation), the Company shall be the surviving or continuing corporation;

                     (3) in any consolidation or merger involving a Constituent
              Company Guarantor (and not the Parent Corporation or the Company), the Constituent Company Guarantor shall be the surviving or continuing corporation;

                     (4) in any consolidation or merger involving a Wholly-owned
              Subsidiary (and not the Parent Corporation, the Company or a Constituent Company Guarantor), the Wholly-owned Subsidiary shall be the surviving or continuing corporation, provided that, in the case of a consolidation or merger involving a Wholly-owned Subsidiary created solely for the purpose of effecting the acquisition of an entity with no more than a de minimus capital contribution from the Parent Corporation or another Subsidiary, the survivor of the merger of such Wholly-owned Subsidiary and target entity shall be a Subsidiary; and

                     (5) in each case, each of the Guarantors shall confirm in
              writing its respective obligations under the Note Documents to which it is a party and immediately prior and after giving effect to such consolidation or merger, no Default or Event of Default would exist;

              (ii) the Parent Corporation may consolidate or merge with or into any other corporation if (1) the corporation which results from such consolidation or merger (the "surviving corporation") is a Solvent corporation organized under the laws of any state of the United States or the District of Columbia, (2) the due and punctual performance and observation of all of the covenants in this Agreement to be performed or observed by the Parent Corporation are expressly assumed in writing by the surviving corporation (pursuant to such agreements and instruments of assumption as shall be reasonably satisfactory to the Required Holders) and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, and
       (3) immediately prior and after giving effect to such consolidation or merger, no Default or Event of Default would exist;

              (iii) the Parent Corporation may sell or otherwise dispose of all or substantially all of its assets (other than Subsidiary Stock and Debt of Subsidiaries which may only be sold or otherwise disposed of in compliance with SECTION 10.6(C)) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Parent Corporation) at the time of such sale or other disposition if (1) the acquiring Person is a Solvent corporation organized under the laws of any state of the United States or the District of Columbia, (2) the due and punctual performance and observance of all of the covenants in this Agreement to be performed or observed by the Parent Corporation are expressly assumed in writing by the acquiring corporation (pursuant to such agreements and instruments of assumption as shall be reasonably satisfactory to the Required Holders) and the acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (3) the Parent Corporation and each Constituent Company Guarantor confirms in writing its obligations under this Agreement and the Constituent Company Guaranty, respectively, and (4) immediately prior and after giving effect to such sale or disposition, no Default or Event of Default would exist;

              (iv) the Company may sell or otherwise dispose of all or substantially all of its assets (other than Subsidiary Stock and Debt of its Subsidiaries which may only be sold or otherwise disposed of in compliance with SECTION 10.6(C)) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Parent Corporation) at the time of such sale or other disposition if (1) the acquiring Person is a Solvent corporation organized under the laws of any state of the United States or the District of Columbia, (2) the due and punctual performance and observance of all of the covenants in this Agreement and in the Notes to be performed or observed by the Company are expressly assumed in writing by the acquiring corporation (pursuant to such agreements and instruments of assumption as shall be reasonably satisfactory to the Required Holders) and the acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (3) immediately prior and after giving effect to such sale or disposition, no Default or Event of Default would exist; and

              (v) any Subsidiary (other than the Company) may transfer or lease all or substantially all of its assets in compliance with the provisions of SECTION 10.6(B).

       (b) The Parent Corporation will not, and will not permit any Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets; provided that the foregoing restrictions do not apply to:

              (i) assets sold, leased or transferred in the ordinary course of business for fair market value, including such sale or other disposition of obsolete or worn out property not necessary for operations; or

              (ii) the sale, lease, transfer or other disposition of substantially all of the assets of the Parent Corporation or the Company as an entirety as provided in SECTION 10.6(A)(III) or SECTION 10.6(A)(IV), respectively; or

              (iii) the sale, lease, transfer or other disposition of assets of a Subsidiary to the Parent Corporation or a Wholly-owned Subsidiary; or

              (iv) the sale or transfer of Receivables pursuant to one or more Securitization Transactions, provided that at the time of such sale of Receivables and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; or

              (v) the sale of assets for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:

                     (1) such assets (valued at net book value) do not, together with all other assets of the Parent Corporation and its Subsidiaries previously disposed of during the immediately preceding 12 months (other than in the ordinary course of business), exceed 15% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year; and

                     (2) in the opinion of the Parent Corporation's Board of
              Directors, the sale is for fair market value and is in the best interests of the Parent Corporation and its Subsidiaries; and

                     (3) in the event such assets are Subsidiary Stock or Debt
              of a Subsidiary, such sale shall comply with the requirements of
              SECTION 10.6(C); and

                     (4) immediately prior and after the consummation of the
              transaction and after giving effect thereto, no Default or Event of Default would exist;

         provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within 365 days of the date of sale of such assets to the acquisition of assets of a similar nature and useful and intended to be used in the operation of the business of the Parent Corporation and its Subsidiaries as described in SECTION 10.10 and having a fair market value at least equal to that of the assets so disposed of.

         (c) Subject in all events to SECTION 9.1.9, the Parent Corporation will not sell, transfer or otherwise dispose of any Subsidiary Stock of a Subsidiary (except to qualify directors or in connection with a consolidation or merger permitted under SECTION 10.6(A)(I)) or any Debt of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of any Subsidiary Stock or Debt of any Subsidiary (other than to the Parent Corporation or a Wholly-owned Subsidiary), unless:

              (i) simultaneously with such sale, transfer or disposition, all shares of Subsidiary Stock and all Debt of such Subsidiary at the time owned by the Parent Corporation and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

              (ii) the Board of Directors of the Parent Corporation shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of Subsidiary Stock and Debt is in the best interest of the Parent Corporation;

              (iii) said shares of Subsidiary Stock and Debt are sold, transferred or otherwise disposed of to a Person on terms reasonably deemed by the Board of Directors of the Parent Corporation to be adequate and satisfactory;

              (iv) the Subsidiary being disposed of shall not have any continuing investment in the Parent Corporation or any other Subsidiary not being simultaneously disposed of; and

              (v) such sale, transfer or other disposition shall be treated as a disposition under and shall satisfy the requirements of SECTION 10.6(B) hereof.

       (d) The Parent Corporation will not permit any Subsidiary to issue any Subsidiary Stock of such Subsidiary to any Person other than the Parent Corporation or a Wholly-owned Subsidiary except to qualify directors.

       Section 10.7. Transactions with Affiliates. The Parent Corporation will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Parent Corporation or another Subsidiary), except (x) in the ordinary course and pursuant to the reasonable requirements of the Parent Corporation's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Parent Corporation or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate or (y) transactions approved by a majority of the independent directors (as such term is defined by the Exchange Act and the Rules and Regulations of the Nasdaq Stock Market as in effect from time to time) of the Parent Corporation.

       Section 10.8. Restrictive Agreements. The Parent Corporation will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Parent Corporation, the Company or any other Subsidiary or to guaranty Debt of the Parent Corporation, the Company or any other Subsidiary; or to transfer any of its property or assets to the Parent Corporation, the Company or any other Subsidiary, provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by this Agreement or any other Note Document, (ii) the restrictions and conditions in the Credit Agreement as in effect on the date of Closing (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), and (iii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any asset pending such sale, provided such restrictions and conditions apply only to the Subsidiary or asset that is to be sold and such sale is permitted hereunder.

       Section 10.9. Changes to Jurisdiction of Incorporation, Fiscal Year. The Parent Corporation shall not, and shall not permit the Company, to change its jurisdiction of incorporation as exists on the date of Closing. At all times, the Parent Corporation and the Company shall have the same fiscal year end.

       Section 10.10. Nature of Business. Neither the Parent Corporation nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Parent Corporation and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Parent Corporation and its Subsidiaries on the date of this Agreement.

SECTION 11. PARENT GUARANTY.

       Section 11.1. Parent Guaranty. The Parent Corporation hereby absolutely and unconditionally guarantees to the holders from time to time of the Notes:
(a) the full and prompt
payment of the principal of all of the Notes and of the interest thereon at the rate therein stipulated and the Make-Whole Amount (if any), when and as the same shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration, or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount (if any) or interest at the rate set forth in the Notes), (b) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or observed by the Company under the terms of the Notes and this Agreement, and (c) the full and prompt payment, upon demand by any holder of the Notes, of all costs and expenses, legal or otherwise (including attorneys' fees) and such expenses, if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under the Notes or this Agreement, including, without limitation, in any consultation or action in connection therewith, and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or this Agreement or any of the terms thereof or of any other like circumstance or circumstances. The guaranty of the Notes herein provided for is a guaranty of the immediate and timely payment of the principal and interest on the Notes and the Make-Whole Amount (if any) as and when the same are due and payable and shall not be deemed to be a guaranty only of the collectibility of such payments and that in consequence thereof each holder of the Notes may sue the Parent Corporation directly upon such principal, interest and Make-Whole Amount (if any) becoming so due and payable.

       Section 11.2. Obligations Absolute and Unconditional. The obligations of the Parent Corporation under this Agreement shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest and Make-Whole Amount (if any) on the Notes and all other sums due pursuant to
SECTION 11.1 shall have been paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Parent Corporation:

              (a) the power or authority or the lack of power or authority of the Company to issue the Notes or to execute and deliver this Agreement, and irrespective of the validity of the Notes or this Agreement or of any defense whatsoever that the Company or any Constituent Company Guarantor may or might have to the payment of the Notes (principal, interest and Make-Whole Amount, if any) or to the performance or observance of any of the provisions or conditions of this Agreement, or the existence or continuance of the Company or any Constituent Company Guarantor as a legal entity;

              (b) any failure to present the Notes for payment or to demand payment thereof, or to give the Company, the Parent Corporation or any Constituent Company Guarantor notice of dishonor for non-payment of the Notes, when and as the same may become due and payable, or notice of any failure on the part of the Company to do any act or thing or to perform or to keep any covenant or agreement by it to be done, kept or performed under the terms of the Notes or this Agreement;

              (c) the acceptance of any security or any guaranty, the advance of additional money to the Company, any extension of the obligation of the Notes, either indefinitely or for any period of time, or any other modification in the obligation of the Notes, of this

       Agreement or the Constituent Company Guaranty or of the Company thereon, or in connection therewith, or any sale, release, substitution or exchange of any security;

              (d) any act or failure to act with regard to the Notes or this Agreement or anything which might vary the risk of the Company, the Parent Corporation or any Constituent Company Guarantor;

              (e) any action taken under this Agreement in the exercise of any right or power thereby conferred or any failure or omission on the part of any holder of any Note to first enforce any right or security given under this Agreement or any failure or omission on the part of any holder of any of the Notes to first enforce any right against the Company or any Constituent Company Guarantor;

              (f) the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Company or any Constituent Company Guarantor contained in this Agreement or the Constituent Company Guaranty or of the payment, performance or observance thereof;

              (g) the failure to give notice to the Company, the Parent Corporation or any Constituent Company Guarantor of the occurrence of any Default or Event of Default under the terms and provisions of this Agreement;

              (h) the extension of the time for payment of any principal of, or interest (or Make-Whole Amount, if any), on any Note owing or payable on such Note or of the time of or for performance of any obligations, covenants or agreements under or arising out of this Agreement or the Constituent Company Guaranty, or the extension or the renewal of any thereof;

              (i) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in this Agreement, the Notes or the Constituent Company Guaranty;

              (j) any failure, omission, delay or lack on the part of the holders of the Notes to enforce, assert or exercise any right, power or remedy conferred on the holders of the Notes in this Agreement or the Constituent Company Guaranty or the Notes or any other act or acts on the part of the holders from time to time of the Notes;

              (k) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedures affecting the Company, the Parent Corporation or any Constituent Company Guarantor or any of the assets of any of them, or any allegation or contest of the validity of this Agreement or the Constituent Company Guaranty or the disaffirmance of this Agreement or the Constituent Company Guaranty in any such proceeding (it being understood that the obligations of the Parent

       Corporation under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment made with respect to the Notes is rescinded or must otherwise be restored or returned by any holder of the Notes upon the insolvency, bankruptcy or reorganization of the Company, the Parent Corporation or any Constituent Company Guarantor, all as though such payment had not been made);

              (l) any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Parent Corporation from the performance or observance of any obligation, covenant or agreement contained in this Agreement;

              (m) the invalidity or unenforceability of the Notes, this Agreement or any Constituent Company Guaranty;

              (n) the invalidity or unenforceability of the obligations of the Parent Corporation under this Agreement, the absence of any action to enforce such obligations of the Parent Corporation, any waiver or consent by the Parent Corporation with respect to any of the provisions hereof or any other circumstances which might otherwise constitute a discharge or defense by the Parent Corporation, including, without limitation, any failure or delay in the enforcement of the obligations of the Parent Corporation with respect to this Agreement or of notice thereof; or any suit or other action brought by any shareholder or creditor of, or by, the Parent Corporation or any other Person, for any reason, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement, the Notes, the Constituent Company Guaranty or any other agreement;

              (o) the default or failure of the Company fully to perform any of its covenants or obligations set forth in this Agreement;

              (p) the impossibility or illegality of performance on the part of the Company or any other Person of its obligations under the Notes, this Agreement, the Constituent Company Guaranty or any other instruments;

              (q) in respect of the Company, any Constituent Company Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified;

              (r) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Agreement or the Constituent Company Guaranty so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

              (s) the failure of the Parent Corporation to receive any benefit or consideration from or as a result of its execution, delivery and performance of this Agreement;

              (t) the failure of any Constituent Company Guarantor to receive any benefit or consideration from or as a result of its execution, delivery and performance of the Constituent Company Guaranty;

              (u) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Parent Corporation in respect of the obligations of the Parent Corporation under this Agreement;

              (v) any default, failure or delay, willful or otherwise, in the performance by the Company, any Constituent Company Guarantor or any other Person of any obligations of any kind or character whatsoever of the Company, any Constituent Company Guarantor or any other Person (including, without limitation, the obligations and undertakings of the Company, any Constituent Company Guarantor or any other Person under the Notes or this Agreement); or

              (w) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under the Notes, this Agreement, the Constituent Company Guaranty or any instrument relating thereto;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this paragraph that the obligations of the Parent Corporation hereunder shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment to the holders thereof of the principal of, Make-Whole Amount (if any) and interest on the Notes, and of all other sums due and owing to the holders of the Notes pursuant to this Agreement, and then only to the extent of such payments. Without limiting any of the other terms or provisions hereof, it is understood and agreed that in order to hold the Parent Corporation liable hereunder, there shall be no obligation on the part of any holder of any Note to resort, in any manner or form, for payment, to the Company, to any Constituent Company Guarantor or to any other Person or to the properties or estates of any of the foregoing. All rights of the holder of any Note pursuant thereto or to this Agreement may be transferred or assigned at any time or from time to time and shall be considered to be transferred or assigned upon the transfer of such Note, whether with or without the consent of or notice to the Parent Corporation, any Constituent Company Guarantor or the Company. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under the terms of the Notes or this Agreement and that, notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or this Agreement, the Parent Corporation's agreements under this SECTION 11 shall remain in full force and effect and shall apply to each and every subsequent default.

       Section 11.3. Subrogation. To the extent of any payments made under this Agreement, the Parent Corporation shall be subrogated to the rights of the holder of the Notes receiving such payments, but the Parent Corporation covenants and agrees that such right of subrogation shall be subordinate in right of payment to the rights of any holders of the Notes for which full payment has not been made or provided for and, to that end, the Parent Corporation agrees not to claim or enforce any such right of subrogation or any right of set-off or any other right which may arise on account of any payment made by the Parent Corporation in accordance with the provisions of this Agreement, including, without limitation, any right of reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any holder of the Notes against the Company, the Parent Corporation or any Constituent Company Guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, the Parent Corporation or any Constituent Company Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Notes owned by Persons other than the Parent Corporation or any of its affiliates and all other sums due or payable under this Agreement have been fully and indefeasibly paid and discharged or payment therefor has been provided. If any amount shall be paid to the Parent Corporation in violation of the preceding sentence at any time prior to the indefeasible cash payment in full in U.S. Dollars of the Notes and all other amounts payable under this Agreement, such amounts shall be held in trust for the benefit of the holders of the Notes and shall forthwith be paid to the holders of the Notes to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under this Agreement, whether matured or unmatured.

       Section 11.4. Preference. The Parent Corporation agrees that to the extent the Company, any Constituent Company Guarantor or any other Person makes any payment on the Notes, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, liquidator, receiver or any other Person under any bankruptcy code, common law or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Parent Corporation's obligations hereunder, as if said payment had not been made. The liability of the Parent Corporation hereunder shall not be reduced or discharged, in whole or in part, by any payment to any holder of the Notes from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

       Section 11.5. Marshalling. None of the holders of the Notes shall be under any obligation (a) to marshall any assets in favor of the Parent Corporation or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligation of the Parent Corporation hereunder or (b) to pursue any other remedy that the Parent Corporation may or may not be able to pursue itself and that may lessen the Parent Corporation's burden or any right to which the Parent Corporation hereby expressly waives. The obligations of the Parent Corporation under this Agreement rank pari passu in right of payment with all other Debt (actual or contingent) of the Parent Corporation which is not secured or the subject of any statutory trust or preference or which is not expressly subordinated in right of payment to any other Debt.

       Section 11.6. Subordination. The Parent Corporation agrees that all obligations and liabilities of the Company and each other Subsidiary owing to the Parent Corporation, including, without limitation, all intercompany loans and receivables and other obligations of the Company and the other Subsidiaries owing to the Parent Corporation (the "Intercompany Obligations"), shall be subordinate and junior in right of payment to the prior indefeasible payment in full of all obligations of the Company and each other Subsidiary owing to the holders of the Notes under this Agreement, the Notes and the other Note Documents.

       The Parent Corporation shall execute such additional documents as the Required Holders may reasonably request from time to time to evidence the foregoing subordination.

SECTION 12. EVENTS OF DEFAULT.

       An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

              (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

              (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

              (c) the Parent Corporation defaults in the performance of or compliance with any term contained in SECTION 7.1(D) or SECTIONS 10.1 through 10.6, inclusive, or

              (d) the Parent Corporation or the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this SECTION 12) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Parent Corporation receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of SECTION
       12); or

              (e) any representation or warranty made in writing by or on behalf of the Parent Corporation, the Company or any Constituent Company Guarantor or by any officer of the Parent Corporation, the Company or any Constituent Company Guarantor in this Agreement, the Constituent Company Guaranty or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

              (f) (i) the Parent Corporation or any Subsidiary (including the Company or any Constituent Company Guarantor) is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (ii) the Parent Corporation or any Subsidiary (including the Company or any Constituent Company Guarantor) is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Parent Corporation or any Subsidiary (including the Company or any Constituent Company Guarantor) has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000, or (y) one or more Persons have the right to require the Parent Corporation or any Subsidiary (including the Company or any Constituent Company Guarantor) so to purchase or repay such Debt; or

              (g) the Parent Guaranty provided in SECTION 11 or the Constituent Company Guaranty shall cease to be in full force and effect for any reason whatsoever (other than with the prior consent of the holders), including, without limitation, a determination by a Governmental Authority of competent jurisdiction that either such guaranty is invalid, void or unenforceable or the Parent Corporation or any Constituent Company Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under the Parent Guaranty or the Constituent Company Guaranty, as applicable; or

              (h) the Parent Corporation or any Subsidiary (including without limitation the Company or any Constituent Company Guarantor) (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,
       (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

              (i) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Parent Corporation or any of its Subsidiaries (including, without limitation, the Company or any Constituent Company Guarantor), a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Parent Corporation or any of its Subsidiaries (including without limitation the Company or any Constituent Company Guarantor), or any such petition shall be filed against the Parent Corporation or any of its Subsidiaries (including without limitation the Company or any Constituent Company Guarantor) and such petition shall not be dismissed within 60 days; or

              (j) a final judgment or judgments for the payment of money aggregating in excess of $50,000,000 are rendered against one or more of the Parent Corporation and its Subsidiaries (including without limitation the Company or any Constituent Company Guarantor) and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

              (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Corporation or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Parent Corporation or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Parent Corporation or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Parent Corporation or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent Corporation or any Subsidiary thereunder; and any such event or events described in clauses (i) through
       (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in SECTION 12(K), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 13. REMEDIES ON DEFAULT, ETC.

       Section 13.1. Acceleration. (a) If an Event of Default with respect to the Parent Corporation or the Company described in paragraph (h) or (i) of
SECTION 12 (other than an Event of Default described in clause (i) of paragraph
(h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

       (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Parent Corporation and the Company, declare all the Notes then outstanding to be immediately due and payable.

       (c) If any Event of Default described in paragraph (a) or (b) of SECTION 12 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Parent Corporation and the Company, declare all the Notes held by it or them to be immediately due and payable.

       Upon any Notes becoming due and payable under this SECTION 13.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Parent Corporation and the Company acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

       Section 13.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under SECTION 13.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

       Section 13.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of SECTION 13.1, the holders of more than 50% in principal amount of the Notes then outstanding, by written notice to the Parent Corporation and the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to SECTION 18, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this SECTION 13.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

       Section 13.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Parent Corporation and Company under
SECTION 16, the Parent Corporation and Company agree, jointly and severally, to pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this SECTION 13, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

       Section 14.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

       Section 14.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of EXHIBIT 1-A or 1-B, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in SECTION 6.2.

       Section 14.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

              (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $75,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

              (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 15. PAYMENTS ON NOTES.

        Section 15.1. Place of Payment. Subject to SECTION 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Phoenix, Arizona, at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

        Section 15.2. Home Office Payment. So long as any Purchaser or such Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in SECTION 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser on SCHEDULE A hereto or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to SECTION 15.1. Prior to any sale or other disposition of any Note held by any Purchaser or such Person's nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to SECTION 14.2. The Company will afford the benefits of this SECTION 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased under this Agreement and that has made the same agreement relating to such Note as is made in this SECTION 15.2.

SECTION 16. EXPENSES, ETC.

        Section 16.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Parent Corporation and the Company jointly and severally agree to pay all costs and expenses (including reasonable attorneys' fees of one special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the Constituent Company Guaranty (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the Constituent Company Guaranty or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the Constituent Company Guaranty, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Parent Corporation or any Subsidiary, (including, without limitation, the Company or any Constituent Company Guarantor) or in connection with any work-out or restructuring of the transactions contemplated hereby or by the Notes or the Constituent Company Guaranty and (c) fees payable in connection with the initial filing of this Agreement and all related documents and financial information with the Securities Valuation Office of the National Association of Insurance Commissioners (the "SVO") and all subsequent annual and interim filings of documents and financial information related to this Agreement with the SVO or any successor organization acceding to the authority thereof. The Parent Corporation and the Company jointly and severally agree to pay, and to save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by the Purchasers).

       Section 16.2. Survival. The obligations of the Company under this SECTION 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or the Constituent Company Guaranty and the termination of this Agreement.

SECTION 17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

       All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the Constituent Company Guaranty, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Parent Corporation, the Company or any Constituent Company Guarantor pursuant to this

Agreement or the Constituent Company Guaranty shall be deemed representations and warranties of the Parent Corporation, the Company or a Constituent Company Guarantor under this Agreement or the Constituent Company Guaranty, as the case may be. Subject to the preceding sentence, this Agreement, the Notes and the Constituent Company Guaranty embody the entire agreement and understanding among the Purchasers, the Parent Corporation, the Company and the Constituent Company Guarantors and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 18. AMENDMENT AND WAIVER.

       Section 18.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Parent Corporation and the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of SECTION 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to as to any holder of Notes unless consented to by such holder in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of
SECTION 13 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (iii) amend any of SECTIONS 8, 12(A), 12(B), 13, 18 or 21, or (iv) reduce or alter the scope of the Guaranty contained in SECTION 11.

       Section 18.2. Solicitation of Holders of Notes.

       (a) Solicitation. The Parent Corporation and the Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of the Constituent Company Guaranty or of the Notes. The Parent Corporation and the Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

       (b) Payment. Neither the Parent Corporation nor the Company will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

       Section 18.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this SECTION 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Parent Corporation and the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Parent Corporation, the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

       Section 18.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Constituent Company Guaranty or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Parent Corporation or the Company or any of their respective Affiliates shall be deemed not to be outstanding.

SECTION 19. NOTICES.

       All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

              (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications in SCHEDULE A to this Agreement, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Company in writing,

              (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

              (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing, or

              (iv) if to the Parent Corporation, to the Parent Corporation at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Parent Corporation shall have specified to the holder of each Note in writing.

Notices under this SECTION 19 will be deemed given only when actually received.

SECTION 20. REPRODUCTION OF DOCUMENTS.

              This Agreement and the Constituent Company Guaranty and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Parent Corporation and the Company agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This SECTION 20 shall not prohibit the Parent Corporation, the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy or incompleteness of any such reproduction.

SECTION 21. CONFIDENTIAL INFORMATION.

       For the purposes of this SECTION 21, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Parent Corporation or any Subsidiary (including, without limitation, the Company) in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by such Purchaser as being confidential information of the Parent Corporation or such Subsidiary; provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Parent Corporation or any Subsidiary (including, without limitation, the Company) or (d) constitutes financial statements delivered to such Purchaser under SECTION 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser; provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes, (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION
21), (v) any Person from which such Purchaser offers to purchase any security of the Parent Corporation or the Company (if such Person has agreed in writing prior to its receipt of such

Confidential Information to be bound by the provisions of this SECTION 21), (vi) any Federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes, this Agreement or the Constituent Company Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this SECTION 21 as though it were a party to this Agreement. On reasonable request by the Parent Corporation or the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Parent Corporation and the Company embodying the provisions of this SECTION 21.

SECTION 22. SUBSTITUTION OF PURCHASER.

         Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Parent Corporation and the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in SECTION 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this SECTION 22), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this SECTION 22), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 23. MISCELLANEOUS.

       Section 23.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

       Section 23.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

       Section 23.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

       Section 23.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

       Section 23.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

       SECTION 23.6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

       Section 23.7. Submission to Jurisdiction. The Parent Corporation and the Company hereby irrevocably submit and consent to the jurisdiction of the Federal court for the Southern District of New York located within the County of New York, State of New York (or if such court lacks jurisdiction, the state courts located therein), and irrevocably agree that all actions or proceedings relating to this Agreement and the Notes may be litigated in such courts, and the Parent Corporation and the Company waive any objection which either of them may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by delivery to it at the address of the Parent Corporation or the Company, as the case may be, set forth in SECTION 19 above and that service so made shall be deemed to be completed upon actual receipt. The Parent Corporation and the Company agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any manner provided by law or equity. Nothing contained in this Section shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Parent Corporation or the Company or to enforce a judgment obtained in the courts of any other jurisdiction.

                                    * * * * *

       The execution hereof by the Purchasers shall constitute a contract among the Parent Corporation, the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.


                                      Very truly yours,

                                      SWIFT TRANSPORTATION CO., INC., an Arizona
                                        corporation



                                      By________________________________________
                                           Name:
                                           Title:


                                      SWIFT TRANSPORTATION CO., INC., a Nevada
                                        corporation



                                      By________________________________________
                                           Name:
                                           Title:

Accepted as of June ____, 2003.

                                      [VARIATION]



                                      By________________________________________
                                           Name:
                                           Title:

                                   SCHEDULE B

                          (to Note Purchase Agreement)



                                  DEFINED TERMS

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "Acquisition" means an acquisition or purchase of (in one transaction or a series of transactions) any other Person, all or substantially all assets of any Person or any assets of any other Person that constitute a business unit.

      "Affiliate" means, at any time, (a) with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Parent Corporation, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Parent Corporation or any Subsidiary or any corporation of which the Parent Corporation and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Parent Corporation.

      "Business Day" means (a) for the purposes of SECTION 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Phoenix, Arizona or New York, New York are required or authorized to be closed.

      "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

      "Capital Lease Obligations" of any Person shall mean all obligations of such Person to pay rent or other amounts under any Capital Lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Closing" is defined in SECTION 3.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "Company" means Swift Transportation Co., Inc., an Arizona corporation, as issuer of the Notes hereunder, and any successor thereto pursuant to the terms hereof.


                                   SCHEDULE B
                          (to Note Purchase Agreement)

      "Confidential Information" is defined in SECTION 21.

      "Consolidated EBITDA" means, for the Parent Corporation and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense determined on a consolidated basis in accordance with GAAP,
(iii) depreciation and amortization determined on a consolidated basis in accordance with GAAP, and (iv) all other non-cash charges acceptable to the Required Holders, determined on a consolidated basis in accordance with GAAP, in each case for such period; provided, however, that the Consolidated Net Income, Consolidated Interest Expense, income tax expense, depreciation, amortization and other non-cash charges of any Person or assets acquired in any Material Acquisition during such period that accrue prior to the date such Person becomes a Subsidiary or is merged into or consolidated with the Parent Corporation or any Subsidiary, or such assets are acquired by the Parent Corporation or any Subsidiary, shall be included within Consolidated EBITDA, as if the Material Acquisition had been consummated on the first day of such period.

      "Consolidated EBITDAR" means, for the Parent Corporation and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated EBITDA for such period plus (b) Consolidated Lease Expense for such period.

      "Consolidated Fixed Charges" means, for the Parent Corporation and its Subsidiaries for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, plus (b) Consolidated Lease Expense for such period.

      "Consolidated Interest Expense" means, for the Parent Corporation and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (a) total interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Transactions during such period (whether or not actually paid or received during such period).

      "Consolidated Lease Expense" means, for the Parent Corporation and its Subsidiaries for any period, the aggregate amount of fixed and contingent rentals payable with respect to leases of real and personal property (excluding Capital Lease Obligations) determined on a consolidated basis in accordance with GAAP for such period.

      "Consolidated Net Income" means, for the Parent Corporation and its Subsidiaries for any period, the net income (or loss) of the Parent Corporation and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary gains or losses, (b) any gains attributable to write-ups of assets, and (c) any equity interest of the Parent Corporation or any Subsidiary of the Parent Corporation in the unremitted earnings or losses of any Person that is not a Subsidiary, other than any equity interest in the unremitted earnings or losses of Transplace or Trans-Mex and (d) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Parent Corporation or any Subsidiary or the date that such Person's assets are acquired by the Parent Corporation or any Subsidiary.

      "Consolidated Tangible Net Worth" shall mean, as of any date, (a) the total assets of the Parent Corporation and its Subsidiaries that would be reflected on the Parent Corporation's consolidated balance sheet as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to Minority Interests, if any, in the stock and surplus of Subsidiaries, minus (b) the sum of (x) the total liabilities of the Parent Corporation and its Subsidiaries that would be reflected on the Parent Corporation's consolidated balance sheet as of such date prepared in accordance with GAAP, (y) the amount of any write-up in the book value of any assets resulting from a revaluation thereof or any write-up in excess of the cost of such assets acquired reflected on the consolidated balance sheet of the Parent Corporation as of such date prepared in accordance with GAAP and (z) the net book amount of all assets of the Parent Corporation and its Subsidiaries that would be classified as intangible assets on a consolidated balance sheet of the Parent Corporation as of such date prepared in accordance with GAAP.

      "Consolidated Total Assets" means, as of any date of determination, the total amount of all assets of the Parent Corporation and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

      "Consolidated Total Capitalization" means, at any time, the sum of Consolidated Tangible Net Worth and Consolidated Total Debt at such time.

      "Consolidated Total Debt" means, at any time, all Debt (excluding Hedging Obligations) of the Parent Corporation and its Subsidiaries that would be reflected on a consolidated balance sheet of the Parent Corporation prepared in accordance with GAAP at such time, including Securitization Obligations of any SPE Subsidiary whether or not such SPE Subsidiary is consolidated with the Parent Corporation under GAAP.

      "Constituent Company" means and includes each Subsidiary of the Parent Corporation or the Company.

      "Constituent Company Guarantors" is defined in SECTION 2.2(B). On the date of Closing, the Constituent Company Guarantors shall be (a) Swift Corporation,
(b) Swift Leasing Co., Inc., an Arizona corporation, (c) M.S. Carriers, Inc., a Tennessee corporation and (d) M.S. Carriers Warehousing & Distribution, Inc., a Tennessee corporation.

      "Constituent Company Guaranty" means any Guaranty of any Constituent Company with respect to the payment of the Notes and all other sums due and owing by the Company under this Agreement, which Guaranty shall be in form and substance reasonably satisfactory to the Required Holders.

      "Credit Agreement" means that certain Revolving Credit Agreement, dated as of November 21, 2002, among the Company, the Parent Corporation, SunTrust Bank, as administrative agent, Wells Fargo Bank, N.A., and KeyBank National Association, as co-syndication agents, U.S. Bank National Association and LaSalle Bank National Association, as co-documentation agents, and certain lenders from time to time party thereto, as amended, modified, supplemented, refinanced or replaced, in whole or in part, from time to time.

      "Debt" with respect to any Person means, at any time, without duplication,

            (a) its liabilities for borrowed money and its redemption obligations in respect of Redeemable Preferred Stock;

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

            (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

            (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

            (f) Hedging Obligations of such Person;

            (g) Off-Balance Sheet Liabilities of such Person;

            (h) Securitization Obligations of such Person; and

            (i) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (h) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (i) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

      "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      "Default Rate" means, with respect to Notes of either series, that rate of interest that is the greater of (i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Note of such series or (ii) 2.0% over the rate of interest publicly announced by The Bank of New York (or its successor) in New York, New York as its "base" or "prime" rate.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent Corporation under Section 414 of the Code.

      "Event of Default" is defined in SECTION 12.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

      "Governmental Authority" means

            (a) the government of

                  (i) the United States of America or any State or other
            political subdivision thereof, or

                  (ii) any jurisdiction in which the Parent Corporation or any
            Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent Corporation or any Subsidiary, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "Guarantor" means, individually, the Parent Corporation or any Constituent Company Guarantor, as the context requires, and "Guarantors" means, collectively, the Parent Corporation and the Constituent Company Guarantors.

      "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

            (a) to purchase such Debt or obligation or any property constituting security therefor;

            (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

            (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

      "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental Law, that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

      "Hedging Obligations" of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (a) any and all Hedging Transactions, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (c) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

      "Hedging Transaction" of any Person means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by such Person that is a rate swap, basis swap, forward rate transaction, commodity swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collateral transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

      "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to SECTION 14.1.

      "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

      "Intercompany Obligations" is defined in SECTION 11.6.

      "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

      "Make-Whole Amount" is defined in SECTION 8.6.

      "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Parent Corporation and its Subsidiaries (including, without limitation, the Company and any Constituent Company Guarantor), taken as a whole.

      "Material Acquisition" means an Acquisition of (a) a Person that, after giving effect to such Acquisition, would constitute a Material Subsidiary or (b) assets that, if such assets were deemed to be acquired by a newly-formed Subsidiary with no other assets, liabilities or operations, such Subsidiary would constitute a Material Subsidiary.

      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or prospects of the Parent Corporation and its Subsidiaries (including, without limitation, the Company and any Constituent Company Guarantor), taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the ability of the Parent Corporation to perform its obligations under the Parent Guaranty, or (d) the validity or enforceability of this Agreement (including, without limitation, the Parent Guaranty), the Notes or the Constituent Company Guaranty.

      "Material Subsidiary" means any Subsidiary, existing on the date of the Closing or created or acquired thereafter, if (a) the portion of gross revenues or Consolidated Net Income which was contributed by such Subsidiary during the 12-month period ending on the last day of the immediately preceding fiscal quarter of the Parent Corporation equals or exceeds 5% of gross revenues or Consolidated Net Income, respectively, for such 12-month period, or (b) the assets of such Subsidiary as at the end of the immediately preceding fiscal quarter of the Parent Corporation equal or exceed 5% of Consolidated Total Assets as of the end of such fiscal quarter, or (c) such Subsidiary is a "Material Subsidiary" under the Credit Agreement.

      "Memorandum" is defined in SECTION 5.1.3.

      "Minority Interests" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Parent Corporation and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

      "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

      "Non-U.S. Pension Plan" means any plan, fund, or other similar program established or maintained outside the United States of America by the Parent Corporation or any one or more of its Subsidiaries primarily for the benefit of employees of the Parent Corporation or such Subsidiary residing outside the United States of America, which plan, fund or other similar program provides for retirement income for such employees or a deferral of income for such employees in contemplation of retirement and is not subject to ERISA or the Code.

      "Note Documents" means and includes means this Agreement (including the Schedules and Exhibits hereto), the Notes, the Constituent Company Guaranty and all other instruments, agreements, Guaranties, documents and writings executed in connection with any of the foregoing, including, without limitation, agreements that provide for credit support or other collateral security for any of the obligations arising in connection with any of the foregoing.

      "Notes" is defined in SECTION 1.

      "Off-Balance Sheet Liabilities" of any Person shall mean (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (c) any Synthetic Lease Obligation, (d) Securitization Obligations which do not constitute a liability on the balance sheet of such Person or (e) any obligation arising with respect to any other transaction (including a Securitization Transaction) which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

      "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Parent Corporation or the Company whose responsibilities extend to the subject matter of such certificate.

      "Parent Corporation" means Swift Transportation Co., Inc., a Nevada corporation, and any successor thereto pursuant to the terms hereof.

      "Parent Guaranty" is defined in SECTION 2.2(A).

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent Corporation or any ERISA Affiliate or with respect to which the Parent Corporation or any ERISA Affiliate may have any liability.

      "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

      "Priority Debt" means (a) all Debt of the Parent Corporation, Swift Corporation and the Company secured by Liens created, incurred or outstanding pursuant to SECTIONS 10.5(F), 10.5(I) (to the extent that such Debt refinances Debt permitted by SECTION 10.5(F)) and 10.5(J), and (b) all Debt of the Parent Corporation's Subsidiaries, except for:

            (i) unsecured Debt of Swift Corporation and the Company;

            (ii) the Constituent Company Guaranties;

            (iii) unsecured Guaranties of Subsidiaries issued in favor of the lenders pursuant to the terms of the Credit Agreement, provided that substantially similar Constituent Company Guaranties are delivered to the holders of the Notes pursuant to the requirements of SECTION 9.1.8;

            (iv) unsecured Guaranties of Subsidiaries issued in favor of other third-party creditors guaranteeing Debt of the Parent Corporation or the Company which is permitted by the applicable terms of this Agreement, provided that substantially similar Constituent Company Guaranties are substantially concurrently delivered to the holders of the Notes or are otherwise in effect from each such guaranteeing Subsidiary;

            (v) Debt and Redeemable Preferred Stock owing to the Parent Corporation or Wholly-owned Subsidiaries; and

            (vi) Securitization Obligations of Swift Receivables Co., Inc., a Delaware corporation, or its successors that are SPE Subsidiaries or another SPE Subsidiary, whether or not consolidated with the Parent Corporation under GAAP, in an amount not to exceed $200,000,000 at anytime outstanding, provided, that such Securitization Obligations are otherwise permitted by SECTION 10.1 and each other applicable term of this Agreement.

      "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

      "Purchasers" is defined in the first paragraph of this Agreement.

      "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

      "Receivables" means accounts receivable (including, without limitation, all rights to payment created or arising from the sales of goods, leases of goods or the rendition of services, no matter how evidenced and whether or not earned by performance).

      "Redeemable" means, with respect to the capital stock of any Person, each share of such Person's capital stock that is:

            (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or
      (iii) upon the occurrence of a condition not solely within the control of such Person; or

            (b) convertible into other Redeemable capital stock.

      "Required Holders" means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Parent Corporation or any of its Affiliates).

      "Responsible Officer" means any Senior Financial Officer and any other officer of the Parent Corporation or the Company with responsibility for the administration of the relevant portion of this Agreement.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Securitization Obligations" means, with respect to any Person, all payment and repayment obligations of such Person undertaken in connection with a Securitization Transaction.

      "Securitization Transaction" means any transfer by the Company or any Subsidiary of Receivables or interests therein and all collateral securing such Receivables, all contracts and contract rights and all guarantees or other obligations in respect of such Receivables, all other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving such Receivables and all proceeds of any of the foregoing (a) to a trust, partnership, limited liability company, corporation or other entity (other than the Company or a Subsidiary which is not a SPE Subsidiary), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Debt or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables or interests in Receivables, which Debt and securities are, for purposes of this Agreement, included in Consolidated Total Debt, or (b) directly to one or more investors or other purchasers (other than the Company or any Subsidiary), in a transaction which is not of a type described in (a) above, and, in the case of both (a) and (b) above, which are in the good faith opinion of a Senior Financial Officer of the Parent Corporation for fair value and in the best interests of the Parent Corporation and its Subsidiaries. The "amount" or "principal amount" of any Securitization Obligations arising in connection with any Securitization Transaction shall be deemed at any time to be (x) in the case of a transaction described in clause (a) of the preceding sentence, the aggregate principal or stated amount of the Debt or other securities referred to in such clause or, if there shall be no such principal or stated amount, the uncollected amount of the Receivables transferred pursuant to such Securitization Transaction net of any such Receivables that have been written off as uncollectible, and (y) in the case of a transaction described in clause
(b) of the preceding sentence, the aggregate outstanding principal amount of the Debt, if any, secured by Liens on the subject Receivables.

      "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Parent Corporation or the Company, as applicable.

      "Series A Notes" is defined in SECTION 1.

      "Series B Notes" is defined in SECTION 1.

      "Solvent" means, when used with respect to any Person, that at the time of determination: (a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including contingent obligations, and (b) it is then able and expects to be able to pay its debt as they mature, and (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

      "SPE Subsidiary" means any Subsidiary formed solely for the purpose of, and that engages only in, one or more Securitization Transactions.

      "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Parent Corporation.

      "Subsidiary Stock" means, with respect to any Person, the stock, membership interests or other equity interests (or any options or warrants to purchase stock, membership interests or other equity interests or other Securities exchangeable for or convertible into stock, membership interests or other equity interests) of any Subsidiary of such Person.

      "Swift Corporation" means Swift Transportation Corporation, a Nevada corporation and direct owner and holder of 100% of the issued and outstanding stock of the Company.

      "Synthetic Lease" means a lease transaction under which the parties intend that (a) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and
(b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

      "Synthetic Lease Obligations" shall means, with respect to any Person, the sum of (a) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication,
(b) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the leased property at the end of the lease term.

      "Trans-Mex" means Trans-Mex, Inc. S.A. de C.V., a Mexican corporation in which, as of the date of Closing, the Parent Corporation and its Subsidiaries own a 49% equity interest.

      "Transplace" means Transplace.com LLC, a Nevada limited liability company in which, as of the date of Closing, the Parent Corporation and its Subsidiaries own a 29% equity interest.

      "Wholly-owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Parent Corporation and the Parent Corporation's other Wholly-owned Subsidiaries at such time.